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                                                                       Exhibit 6



        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]





April 24, 2000

Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

I hereby consent to the reference to my name under the caption "Experts" in the Prospectus filed as part of the Post-Effective Amendment No. 2 of the Registration Statement on Form S-6 (File No. 333-67775) for the Providentmutual Variable Life Separate Account.

Sincerely,

/s/ Scott V. Carney
-------------------
Scott V. Carney, FSA, MAAA Actuary